Promissory Note

$647,830.00
January 1, 2007
Sewell, NJ

WHEREAS, Stuart Kaye was the founder and shareholder of Destination Software, Inc., a New Jersey Corporation, a recognized industry leader in the licensing, development, publication, manufacture and sale of certain video related products worldwide; and

WHEREAS, Stuart Kaye was an integral part of the development of Destination Software, Inc., as a worldwide leader in the licensing, development, publication and sale Of video related products; and

WHEREAS, Stuart Kaye was a shareholder in Destination Software, Inc., a New Jersey Corporation, having acquired 90 shares in the Company based upon his association and leadership within the Company; and

WHEREAS, prior to his death, Stuart Kaye had transferred title to the shares to Stuart Kaye and Debra Kaye, husband and wife, as community property with rights of survivorship; and

WHEREAS, Stuart Kaye and Debra Kaye did continue to own such shares of stock at the time of his death on or about May 21, 2006; and

WHEREAS, prior to his death, the Shareholders of Destination Software, Inc., had discussed and subsequently implemented a Shareholders Agreement which provides for the purchase of all outstanding common stock from the Estate of a deceased shareholder; and

WHEREAS, Debra Kaye is the wife of Stuart Kaye has duly survived him: and

WHEREAS, pursuant to the formula established for the purchase of the shares of common stock of a deceased shareholder, Destination Software, Inc., has agreed to pay to Debra Kaye, individually and as surviving spouse of Stuart Kaye, deceased, in exchange for the immediate return, transfer, assignment and conveyance of the ninety (90) shares of common stock owned by Stuart Kaye and Debra to Destination Software, Inc., upon execution of this Note and payment of the initial payment hereunder which shall constitute payment in full of all claims including any claims based upon testate or intestate succession or any claims which may arise or be due to the Estate of Stuart Kaye; and

WHEREAS, based upon the within valuation formula, the parties agree that Destination Software, Inc., is obligated to pay to Debra Kaye, Individually as the surviving spouse of Stuart Kaye, deceased, the sum of Six Hundred and Forty Seven Thousand, Eight Hundred and Thirty ($647,830.00) Dollars in full payment of all common stock owned or otherwise controlled by Stuart Kaye and Debra Kaye which is represented to be ninety (90) shares ofcommon stock issued to Stuart Kaye and Debra Kaye, husband and wife, as community property with rights of survivorship in Destination Software, Inc.; and

WHEREAS, the parties agree that upon the execution of this Note by Destination Software, Inc., and the payment of the initial amount under this Note, Debra Kaye, as the surviving spouse of Stuart Kaye, deceased, will deliver to Destination Software, Inc., all shares of common stock owned by the late Stuart Kaye and Debra Kaye, represented to be ninety (90) shares to Destination Software, Inc., or execute such documents as may be required to evidence the transfer or conveyance of all outstanding shares held by Stuart Kaye and Debra Kaye to Destination Software, Inc., and

WHEREAS, in consideration for making this payment, Debra Kaye, as the surviving spouse of Stuart Kaye, agrees to indemnify and hold harmless Destination Software, Inc., from any and all claims or assertions relative to the ownership of said stock from any heir, beneficiary, personal representative, administrator, executor or claimant under the Estate of Stuart Kaye, deceased further

1. TERMS AND CONDITIONS: DESTINATION SOFTWARE ("Obligor"), a New Jersey Corporation, with a principal business address of 137 Hurffville Cross- Keys Road, Sewell, New Jersey 08080, for value received, hereby promises to pay to Debra Kaye, individually and as surviving spouse of Stuart Kaye and the Estate of Stuart Kaye, deceased, ("Obligee"), with a principal address of30422 Le Port, Laguna Niguel, California 92677, in lawful money of the United States at the within address, the principal sum of Six Hundred and Forty Seven Thousand, Eight Hundred and Thirty Dollars ($647,830.00), together with all accrued but unpaid nominal interest fixed at the rate of 2.95 % thereon, in accordance with the following terms:

On or before January 15,2007, Obligor shall pay to Obligee the sum of Forty Seven thousand, Eight Hundred and Thirty Dollars ($47,830.00) as an initial payment under this Note.

Within ten (10) days following the receipt of this initial payment, Obligee agrees to deliver, transfer, assign and convey to the Obligor, all shares or certificates in the common stock in Destination Software, Inc., owned by Stuart Kaye and Debra Kaye and hereafter releases on behalf herself and on behalf of Stuart Kaye, deceased any and all future claims or rights to the aforesaid common stock, including but not limited too, the further right to transfer or convey, the further right to participate in the management and control of Destination Software, Inc., including the right to vote the within shares of common stock, the right to participate in the day to day operation ofthe Destination Software, Inc., the right to convey, transfer or otherwise pledge or hypothecate the common stock with the intent that Obligee will irrevocably renounce all claims to the within common stock.

Thereafter, commencing on or about February 15, 2007, Obligor agrees to pay to Obligee the sum of Six Hundred Thousand Dollars ($600,000.00) Dollars, inclusive of principal and interest, in monthly increments of Ten Thousand Dollars ($10,000.00) per month for sixty-five (65) months until paid in full, with any balance and any accrued interest to be paid in full prior to June 15,2012.

2.  SECURITY: The Note shall be secured only by the full faith and credit of the Obligor. No other security interest shall be provided to Obligee. Obligor agrees to make all payments called for under the within Note. In the event of the sale of Destination Software, Inc., all sums due and owing under this Note shall become immediately due and payable to the Obligee.

3.  PAYMENT SCHEDULE: Obligor shall make payments ofprincipal and interest in accordance with the terms set forth above. Obligor understands that the within payments are principal and interest. At the conclusion of all payments set forth herein, Obligor shall have paid Obligee all sums due and owing under the terms of this Note. The final payment under this Note, will discharge the obligations of the Obligor and shall satisfy all sums due and owing between the parties in exchange for the outright conveyance of the common stock. Thereafter, neither party shall have any claim against the other.. Obligor shall pay the principal and interest payment in accordance with the following schedule:

(a) Obligor shall pay to the order of the Obligee, Debra Kaye, individually and as the surviving spouse of Stuart Kaye, its successors or assigns at 30422 LaPort, Laguna Niguel, California 92677 or at any other place the Obligee designates in writing, certain monthly amounts limited to principal and interest ofthe principal balance in the sum of$647,830.00, in accordance with the schedule set forth above.

(ii) All sums due on this obligation, inclusive of principal and interest payments, late charges, or other charges shall be due and payable on or before June 15, 2012, unless modified by the agreement of the parties hereto.

(iii) Notwithstanding anything to the contrary herein, Obligee reserves the right to pre-pay the principal and interest on this Note at any time during the term of this obligation. Any prepayment shall be made without any penalty or additional surcharge. Should Obligor desire to make a pre-payment, in whole or in part of any of the principal sum due, Obligor shall so advise Obligee in writing of any pre-payment. Thereafter, such pre-payment shall be applied as follows: (a) accrued late charges; (b) accrued or delinquent interest payments; (c) to any accrued loan charges and (d) to the principal balance due under the terms hereunder.

(iv) The annual interest rate for this Note is computed on a yearly basis, which is by applying the ratio of the annual interest rate over a calendar year by the outstanding principal balance. The interest rate is fixed and applied equally to the unpaid principal for the term of the Note which the parties agree is at a nominal rate of interest which shall be fixed at 2.95%..

(4)  LATE CHARGES- Ifany payment which is to be made hereunder is not paid within fifteen (15) days after the date when due, the Obligor shall pay to the Obligee a late charge offive cents ($0.05) for each dollar which is overdue for the purpose of defraying the expenses incident to handling such delinquency. The provision shall not be deemed to affect or lengthen the time to cure any default hereunder.

(5)  EVENTS OF DEFAULT: The occurrence of any one or more of the following events shall, at the sole discretion of the Obligee, constitute Events of Default hereunder:

(a) The failure of the Obligor to pay any installment required pursuant to the terms of this Note when same is payable;

(b) The failure of the Obligor to pay any other sum required to be paid under this Note:

(c) The failure of the Obligor to perform any covenant or agreement in this Note or the failure of the Obligor to discharge its obligations as set forth in the within Note;

(d) Any assignment for the benefit of Obligor's creditors, or the filing of any other proceeding s by Obligor or by any other person or entity rendering Obligor subject to a proceeding in insolvency or in bankruptcy, either for liquidation or for reorganization;

(e) In the case of the Obligee, the failure of the Obligee to deliver, assign, transfer or convey all common stock certificates to Destination Software, Inc., or to execute such documents necessary to deliver, assign, transfer, convey, release, cancel, discharge or otherwise void the stock certificates issued by Destination Software, Inc., to Stuart Kaye and Debra Kaye.

Notwithstanding anything herein otherwise stated, Obligor may cure an Event of Default: (a) if the default consists of a failure to pay money, by payment of such sum within ten (10) days from such date when the sum was due and payable; or (b) if the default consists of anything other than a failure to pay a sum of money, by correction thereofto the Obligee's satisfaction within fifteen (15) days after the occurrence of such default. Notwithstanding anything herein otherwise stated, Obligee may cure

(6).  REMEDIES UPON DEFAULT: Should any Event of Default occur and not be cured by the Obligor in accordance with the last paragraph of Paragraph 5, than the entire unpaid balance of the principal sum with interest accrued thereon at the rates hereinbefore specified to the date of said default, and thereafter at the rate of5% above the interest rate in effect at the time of such default, and all other sums due by Obligor hereunder, at the option of the Obligee and without notice to Obligor, shall become due and payable immediately. Payments of the same may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Obligee. Following the date of said default, interest at the above stated rate shall accrue and compound on the principal due and on all interest, charges, assessments, costs and fees than or thereafter due hereunder. In such case, Obligee may also recover all reasonable costs of suit and other expenses in connection therewith ( including, but not limited to, costs and attorney's fees incurred in any insolvency or bankruptcy proceeding, or any negotiations related thereto, involving Obligee or any other person or entity if such proceeding shall in any way jeopardize Obligee's rights under this Note or in any way limit or impair Obligee's ability to enforce a claim

(7).  RESTRICTIONS ON TRANSFER- Without the prior written consent of the Obligee, which consent shall not be unreasonably withheld, Obligor will not sell or transfer, or permit or suffer to be sold or transferred, voluntarily or by operation of law the within Note or the obligations arising thereof. Any violation of or failure to comply with the provisions of this section shall constitute an immediate Event of Default hereunder.

(8).  RIGHTS AND REMEDIES CUMULATIVE- The rights and remedies of the Obligee as provided in the Note shall be cumulative and concurrent and may be pursued separately, successively or together against Obligor, at the sole discretion of Obligee, and may be exercised as often as occasion therefore shall arise. The failure to exercise such right or remedy shall in no event be construed as a waiver or release thereof. Any failure by Obligee to insist upon strict performance by the Obligor of any of the terms or conditions of this Note shall not be deemed to be a waiver of any of the terms or provisions thereof; and Obligee shall have the right to insist upon strict performance by the Obligee at any time.

(9).  WAIVERS:

(a) Obligor hereby waives and releases (1) all procedural errors, defects and imperfections in any proceeding instituted by Obligee under this Note; (2) all benefit that might accrue to Obligor by virtue of any present or future law; (3) all notices not otherwise specifically required of Obligor's default on the terms herewith.

(b) Obligee shall by any act of omission or commission be deemed to waive any of her rights or remedies hereunder unless such waiver be in writing and signed by Obligor and than only to the extent specifically set forth therein. A waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

(10). REPLACEMENT DOCUMENTS- Upon receipt of a written request by the Obligee as to the loss, theft, destruction or mutilation of the Note and, in the case of any such destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Obligor will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount and otherwise of like tenor.

(11).  DEFINITIONS- The words "Obligor" and "Obligee" include singular and plural, individual or corporation, and the respective heirs, executors, administrators successors and assigns of Obligor or Obligee, as the case may be. The use ofany gender applies to all genders. If more than one party is named as Obligor, the obligation hereunder of each party is joint and several.

(12).  GOVERNING LAW- The within Note and Mortgage are governed pursuant to the laws of the State of New Jersey. The sole jurisdiction and venue for actions related to this Agreement shall be the state and federal courts located in New Jersey.

(13)  PAYMENT: Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Obligor for cancellation.

(14)  MODIFICATION: This Note may not be changed, modified, amended or terminated other than by a written instrument executed by the Obligor and Obligee.

(15)  NOTICES: Except as otherwise expressly provided in this Agreement, all notices or other communications required or desired to be sent to either party hereto shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telegram, charges prepaid, overnight carrier, or by facsimile. The addresses for all notices required to be sent to Obligor or Obligee, respectively, shall be at the mailing address or facsimile number stated below. Either party may change such address or facsimile number by notice in writing to the other party.
"Obligor":

Destination Software Inc.
137 Hurffville Cross-Keys Road
Sewell, New Jersey 08080
Attn: Susan Kain
Facsimile: 856 262-0066

"Obligee":
Debra Kaye
30422 Le Port
Laguna Niguel, California 92677
Attn: Debra Kaye

16)  SEVERABILITY: The provisions of this Note are intended by Obligor and Obligee to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof. If any provision of this Note is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Note shall otherwise remain in full force and effect and enforceable.

17.  INDEMNIFICATION: For and in consideration of the terms of this Note, Debra Kaye, Individually and as the surviving spouse of Stuart Kaye agrees to indemnify and hold harmless Destination Software for any claims, assertions made alleged or otherwise brought by any beneficiary, heir, personal representative, executor or administrator of the Estate of Stuart Kaye.

IN WITNESS WHEREOF, the Obligor has caused this Note to be duly executed and delivered on the day and year first written above. The Obligee has executed and delivered as their act for the purposes herein stated specifically with respect executing any documents relative to the return of all stock certificates or the appropriate Releases thereto and for the Indemnification as set forth in Paragraph 17 herein.